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                                                                    EXHIBIT 10.1


              AMENDMENT NUMBER SEVEN TO LOAN AND SECURITY AGREEMENT

         THIS AMENDMENT NUMBER SEVEN TO LOAN AND SECURITY AGREEMENT (this "Amendment"), dated effective as of May 24, 2002, is entered into by and among Grant Geophysical, Inc., a Delaware corporation ("Borrower"), Foothill Capital Corporation, a California corporation ("Foothill"), as Agent and as a Lender, and Elliott Associates, L.P., a Delaware limited partnership ("EALP"), as a Lender, as follows:

         WHEREAS, Borrower, EALP and Foothill are parties to that certain Loan and Security Agreement (including any and all amendments, the "Loan Agreement"), dated as of May 11, 1999, as amended by Amendment Number One to Loan and Security Agreement, dated to be effective as of August 13, 1999, by and among Borrower, Foothill and EALP, Amendment Number Two to Loan and Security Agreement, dated to be effective as of September 23, 1999, by and among Borrower, Foothill and EALP, Amendment Number Three to Loan and Security Agreement, dated to be effective as of February 14, 2000, by and among Borrower, Foothill and EALP, Amendment Number Four to Loan and Security Agreement, dated to be effective as of February 7, 2001, by and among Borrower, Foothill and EALP, Amendment Number Five to Loan and Security Agreement, dated to be effective as of March 21, 2001, by and among Borrower, Foothill and EALP, and Amendment Number Six to Loan and Security Agreement, dated to be effective as of July 1, 2001, by and among Borrower, Foothill and EALP;

         WHEREAS, Borrower has requested that certain provisions of the Loan Agreement be amended, so as to provide for the following:

                  (a) an additional loan facility to be provided by Foothill in the principal amount of up to $16,500,000, to be evidenced by a promissory note of Borrower and secured by, among other collateral, a cash collateral account maintained with Foothill;

                  (b) a reduction in the Maximum Revolving Amount to $8,000,000; and

                  (c) amendment of certain other provisions of the Loan
         Agreement;

         WHEREAS, subject to the conditions set forth in this Amendment, Borrower, Foothill, and EALP have agreed to amend the Loan Agreement as set forth below;

         NOW, THEREFORE, in consideration of the foregoing and the mutual covenants, conditions, and provisions as hereinafter set forth, the parties hereto agree as follows:

         1. DEFINITIONS. Initially capitalized terms used herein have the meanings defined in the Loan Agreement unless otherwise defined herein.



AMENDMENT NO. 7 - PAGE 1

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         2. Amendments.

         2.01 MODIFICATIONS TO SECTION 1.1 OF THE LOAN AGREEMENT. (a) Section
1.1 of the Loan Agreement is hereby amended by adding the following definitions to such section in the appropriate alphabetical order, such definitions to read in their entirety as follows:

                  "'Approved Budget' means a budget of projected EBITDA from the operations of the Borrower and its Designated Subsidiaries for each month of a calendar year, prepared by Borrower, in form and substance reasonably satisfactory to EALP, and delivered to each of the Lenders on or before the effective date of the Seventh Amendment to Loan and Security Agreement, with respect to the calendar year ending December 31, 2002, and on or before the December 15 next preceding each calendar year thereafter.

                  "'Certificated Securities' means all "certificated securities," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Chattel Paper' means all "chattel paper," electronic chattel paper" and "tangible chattel paper," as such terms are defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Commercial Tort Claims' means all "commercial tort claims," as such term is defined in the Code, that have arisen in the course of Borrower's and the Designated Subsidiaries' businesses.

                  "'Contract Right' means any right of Borrower or any Designated Subsidiary to payment under a contract for the sale or lease of goods or the rendering of services, which right is at the time not yet earned by performance.

                  "'Deposit Account' means each demand, time, savings, passbook or similar account maintained with a bank or Foothill, including a nonnegotiable certificate of deposit, whether owned by Borrower, a Designated Subsidiary or other Person, and in which Agent, for the benefit of the Lender Group, is granted a security interest to secure payment of any or all of the Obligations, and including a cash collateral account maintained with Foothill in which Agent, for the benefit of the Lender Group, is granted a security interest to secure payment of any or all of the Obligations of Borrower under the FCC Supplemental Loan.

                  "'Documents' means all "documents," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'FCC Supplemental Loan' has the meaning set forth in Section 2.3A.

                  "'FCC Supplemental Note' has the meaning set forth in Section 2.3A.

                  "'Fixtures' means all "fixtures," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.


AMENDMENT NO. 7 - PAGE 2

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                  "'Goods' means all "goods," as such term is defined in the
         Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Instruments' means all "instruments," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Investment Property' means all "investment property," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Letter-of-Credit Rights' means all "letter-of-credit rights," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                   "'Payment Intangibles' means all "payment intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Proceeds' means all "proceeds," as such term is defined in the Code.

                  "'Securities Account' means a "securities account" as such term is defined in the Code.

                  "'Security Entitlements' means all "security entitlements," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Seventh Amendment to Loan and Security Agreement' means that certain Amendment Number Seven to Loan and Security Agreement, dated to be effective as of May 24, 2002, by and among Borrower, Foothill and EALP.

                  "'Software' means all "software," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries.

                  "'Uncertificated Securities' means all "uncertificated securities," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries."

         (b) Subsections (h), (i) and (j) of the definition of "Eligible Domestic Accounts" are hereby amended and restated to read in their entirety as follows:

                  "(h) Accounts with respect to an Account Debtor, other than a Designated Account Debtor, whose total obligations owing to Borrower exceed ten percent (10%) of all Eligible Accounts, to the extent of the obligations owing by such Account Debtor in excess of such percentage;



AMENDMENT NO. 7 - PAGE 3

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                  "(i) Accounts with respect to which a Designated Account
         Debtor is the Account Debtor, to the extent that the Accounts owed by such Designated Account Debtor exceed fifty percent (50%) of all Eligible Accounts;

                  "(j) Accounts with respect to which any of the Designated Account Debtors is the Account Debtor, to the extent that the aggregate amount of all Accounts owed by all Designated Account Debtors exceeds seventy-five percent (75%) of all Eligible Accounts;"

         (c) The definitions of the following terms in Section 1.1 of the Loan Agreement are hereby amended and restated to read in their entirety as follows:

                  "'Accounts' means all "accounts," as such term is defined in the Code, currently existing and hereafter arising, including accounts, contract rights, and all other forms of obligations owing to Borrower or its Subsidiaries arising out of the sale or lease of goods or the rendition of services by Borrower or its Subsidiaries, irrespective of whether earned by performance, and any and all credit insurance, guaranties, or security therefor, and including "health-care-insurance receivables" (as such term is defined in the Code).

                   "'Code' means the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of Agent's security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term "Code" shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions of this Agreement relating to such attachment, perfection or priority and for purposes of definitions related to such provisions.

                  "'Collateral' means all right, title and interest of Borrower, any of the Designated Subsidiaries and any other Person that grants a Lien in favor of Agent, for the benefit of the Lenders, in and to each of the following:

                           (a) the Accounts,

                           (b) Borrower's Books,

                           (c) the Commercial Tort Claims,

                           (d) the Contract Rights,

                           (e) the Deposit Accounts,

                           (f) each Subsidiary's Books,

                           (g) the Equipment,

                           (h) the Fixtures,


AMENDMENT NO. 7 - PAGE 4

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                           (i) the General Intangibles, including without
                  limitation, the Data Library, the Payment Intangibles and the Software,

                           (j) the Inventory,

                           (k) the Letter-of-Credit Rights, (l) the Negotiable
                  Collateral, (m) the Securities Accounts,

                           (n) any money (of every jurisdiction whatsoever), and
                  to the extent not included in the foregoing, all other personal property of any kind or description of Borrower or any Designated Subsidiary that now or hereafter come into the possession, custody, or control of the Lender Group, and

                           (o) the Proceeds and products, whether tangible or
                  intangible, of any of the foregoing, including Proceeds of insurance covering any or all of the Collateral, and any and all Accounts, Borrower's Books, Commercial Tort Claims, Contract Rights, Deposit Accounts, Subsidiary's Books, Documents, Equipment, Fixtures, General Intangibles, Inventory, Letter-of-Credit Rights, Negotiable Collateral, Securities Accounts, money, and other tangible or intangible property resulting from the sale, exchange, collection, or other disposition of any of the foregoing, or any portion thereof or interest therein, and the Proceeds thereof.

                  "'Designated Account Debtor' means one of three Account Debtors designated by the Borrower, at any time and from time to time, by written notice to Agent, as being one of the three Account Debtors to which clauses (h), (i) and (j) of the definition of Eligible Domestic Accounts apply.

                  "'EBITDA' of any Person for any period shall mean the sum of:

                           (a) the net income (or net loss) from operations of such Person and its Subsidiaries on a consolidated basis (determined in accordance with GAAP) for such period, without giving effect to any extraordinary gains (losses) or gains (losses) from the sale of assets (other than the sale of assets in the ordinary course of business) or unrealized currency gains (losses); plus

                           (b) to the extent that any of the items referred to in any of clauses (i) through (iii) below were deducted in calculating such net income:

                                    (i) consolidated interest expense of such
                           Person for such period;



AMENDMENT NO. 7 - PAGE 5

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                                    (ii) income tax expense of such Person and
                           its Subsidiaries with respect to their operations for such period; and

                                    (iii) the amount of all non-cash charges
                           (including, without limitation, depreciation and amortization), if any, of such Person and its Subsidiaries for such period.

                   "'Equipment' means all "equipment," as such term is defined in the Code, now owned or hereafter acquired by Borrower and its Designated Subsidiaries, including any and all machinery, machine tools, motors, equipment, furniture, furnishings, fixtures, tools, parts, goods (other than consumer goods, farm products, or Inventory), wherever located, including, (a) any interest of Borrower or such Subsidiary in any of the foregoing, and (b) all attachments, accessories, accessions, replacements, substitutions, additions, and improvements to any of the foregoing.

                  "'General Intangibles' means all "general intangibles," as such term is defined in the Code, now owned or hereafter acquired by Borrower and the Designated Subsidiaries, including Contract Rights, rights arising under common law, statutes, or regulations, choses or things in action, goodwill, patents, trade names, trademarks, service marks, copyrights, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, infringement claims, computer programs, information contained on computer disks or tapes, literature, reports, catalogs, insurance premium rebates, tax refunds, and tax refund claims), other than Goods, Accounts, and Negotiable Collateral.

                  "'Inventory' means all "inventory," as such term is defined in the Code, now owned or hereafter acquired by Borrower or any of the Designated Subsidiaries and in which Borrower or any of the Designated Subsidiaries has any interest, including goods held for sale, lease or license or to be furnished under a contract of service and all of Borrower's and the Designated Subsidiaries' present and future raw materials, work in process, finished goods, and packing and shipping materials and proprietary seismic data, wherever located.

                  "'Maximum Revolving Amount' means Eight Million Dollars ($8,000,000.00).

                  "'Negotiable Collateral' means all of Borrower's and any of the Designated Subsidiaries' present and future letters of credit, notes, drafts, Instruments, Investment Property, Security Entitlements, Certificated Securities and Uncertificated Securities (including the shares of stock of Subsidiaries of Borrower), Documents, personal property leases (wherein Borrower or such Designated Subsidiary is the lessor), Chattel Paper, and Borrower's Books and such Subsidiary's Books relating to any of the foregoing.



AMENDMENT NO. 7 - PAGE 6

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         2.02 AMENDMENT OF SECTION 2.1(a)(x)(2)(C) OF THE LOAN AGREEMENT.
Section 2.1(a)(x)(2)(C) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(C) the lower of (I) Six Million Dollars ($6,000,000.00) or
         (II) sixty percent (60%) of Eligible Foreign Billed Accounts;"

         2.03 ADDITION OF SECTION 2.3A TO THE LOAN AGREEMENT. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, Section 2.3A is hereby added to the Loan Agreement to read as follows:

                  2.3A FCC SUPPLEMENTAL LOAN.

                           (a) General. Foothill has agreed to make additional
loans (each, an "FCC Supplemental Loan") to Borrower in an aggregate principal amount outstanding not to exceed at any time Sixteen Million Five Hundred Thousand Dollars ($16,500,000.00). The unpaid principal balance of the FCC Supplemental Loan and all accrued and unpaid interest thereon shall be due and payable upon the earlier of May 11, 2005, or the termination of this Agreement, whether by its terms, by prepayment, by acceleration, or otherwise. All amounts outstanding under the FCC Supplemental Loan shall constitute Obligations and Foothill Obligations and payment thereof shall be secured by all Collateral in accordance with Section 4 hereof.

                           (b) FCC Supplemental Note. The FCC Supplemental Loan
shall be evidenced by a promissory note, dated as of May 24, 2002, in the maximum principal amount of $16,500,000, executed by Borrower, payable to the order of Foothill, the form of which is attached as Exhibit A to the Seventh Amendment to Loan and Security Agreement (together with any and all renewals, extensions and modifications thereof, the "FCC Supplemental Note").

                           (c) Procedure for Requesting a Borrowing of an FCC
Supplemental Loan. Each Borrowing of an FCC Supplemental Loan shall be made upon Borrower's irrevocable request for such Borrowing, delivered to Foothill and EALP (which notice must be received by Foothill no later than 10:00 a.m. (California time) and which request must be acknowledged by EALP (in writing) on the day prior to the requested Funding Date) specifying (i) the amount of the Borrowing, which shall not be less than Two Hundred Fifty Thousand Dollars ($250,000) and shall be a multiple of $250,000, and (ii) the requested Funding Date, which shall be a Business Day.

                           (d) Making an Advance of an FCC Supplemental Loan.
Foothill shall make the amount of the requested Borrowing of an FCC Supplemental Loan available to the Borrower on the applicable Funding Date by transferring same day funds equal to the proceeds of such Borrowing to the Designated Account if and only if, on or before such Funding Date, Agent, for the benefit of the Lender Group, shall have been granted a first priority perfected security interest in a Deposit Account maintained with Foothill, in an aggregate amount not less than the amount of the requested Borrowing and the outstanding principal amount of the FCC Supplemental Loan on such date. Amounts borrowed pursuant to this Section 2.3A may be



AMENDMENT NO. 7 - PAGE 7

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repaid and, subject to the terms and conditions of this Agreement, re-borrowed at any time during the term of this Agreement.

                           (e) Interest Rate. Notwithstanding the provisions of
Section 2.6 hereof, the outstanding principal amount of each Borrowing of an FCC Supplemental Loan shall bear interest in accordance with the terms of the FCC Supplemental Note.

                           (f) Payments. Interest payable on the FCC
Supplemental Loan shall be due and payable, in arrears, in accordance with the terms of the FCC Supplemental Note. Borrower hereby authorizes Agent, at its option, without prior notice to Borrower, to charge such interest and all installments or other payments due under the FCC Supplemental Loan to Borrower's Loan Account, which amounts thereafter shall accrue interest at the rate then applicable to Advances (as defined in the FCC Supplemental Note) under the FCC Supplemental Note. Any interest not paid when due shall be compounded and shall thereafter accrue interest at the rate then applicable to Advances under the FCC Supplemental Note.

                           (g) Prepayments. Notwithstanding the provisions of
Sections 3.6 and 3.7 hereof, the unpaid principal balance of the FCC Supplemental Loan may be prepaid in whole or in part at any time during the term of this Agreement in an amount of not less than $250,000, or the unpaid balance thereof, upon five (5) Business Days' prior written notice by Borrower to Agent and EALP, and no Early Termination Premium shall be applicable to the amount of FCC Supplemental Loan so prepaid.

                           (h) Condition Precedent to Borrowing under FCC
Supplemental Loan. The following shall be a condition precedent to a Borrowing under the FCC Supplemental Loan hereunder (the failure by Borrower to satisfy such condition shall not, however, constitute a Default or an Event of Default):

                  (i) The Borrower shall have delivered to the Agent (with a copy to EALP), a Compliance Certificate demonstrating in reasonable detail that for each calendar month ending on or after May 31, 2002, and prior to the thirtieth day preceding the date of request for such Borrowing, Borrower's EBITDA for such calendar month, is not less than ninety percent (90%) of the EBITDA projected for such calendar month in the applicable Approved Budget or (ii) EALP shall have waived the condition precedent set forth in the preceding clause (i) as evidenced by the written acknowledgment by EALP of a request by Borrower for a Borrowing of an FCC Supplemental Loan.

         2.04 AMENDMENT OF SECTION 2.6(d) OF THE LOAN AGREEMENT. Section 2.6(d) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(d) Minimum Interest. [Intentionally Left Blank]."

         2.05 AMENDMENT OF SECTION 4.3(a) OF THE LOAN AGREEMENT. The first sentence of Section 4.3(a) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:



AMENDMENT NO. 7 - PAGE 8

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         "Subject to the provisions of Section 9.3(b) and 9.5(f), at any time after an Event of Default, Agent or Agent's designee may (a) notify customers or Account Debtors of Borrower that the Accounts, General Intangibles, or Negotiable Collateral have been assigned to Agent for the benefit of the Lender Group or that Agent for the benefit of the Lender Group has a security interest therein, and (b) collect the Accounts, General Intangibles, and Negotiable Collateral directly and charge the collection costs and expenses to the Loan Account."

         2.06 AMENDMENT OF SECTION 5.8(e) OF THE LOAN AGREEMENT. Section 5.8(e) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(e) The Liens granted by Borrower to Agent (for the benefit of the Lender Group) in and to its properties and assets located in the United States and Canada pursuant to this Agreement and the other Loan Documents are (except as to any Commercial Tort Claim that has not been specifically described herein) validly created and (except as to Fixtures for which a fixture filing has not been made and as to any Deposit Account or Letter-of-Credit Right as to which the Agent does not have control) perfected and first priority Liens, subject only to Permitted Liens."

         2.07 AMENDMENT OF SECTION 5.11 OF THE LOAN AGREEMENT. The first sentence of Section 5.11 of the Loan Agreement is hereby deleted and not replaced.

         2.08 AMENDMENT OF SECTION 6 OF THE LOAN AGREEMENT. Sections 6.3 and
6.14 of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                  "6.3 FINANCIAL STATEMENTS, REPORTS, CERTIFICATES. Deliver to Agent (with a copy to each Lender):

                  (a) as soon as available, but in any event within 45 days after the end of each month, other than March, June, September and December, and within 60 days after the end of each March, June, September and December, during each of Borrower's fiscal years: (i) a company prepared balance sheet, income statement, and statement of cash flow covering Borrower's operations during such period; (ii) a copy of the then-current "Grant Geophysical, Inc. Financial Reports" or such other report as may be generated for the management personnel of Borrower in lieu thereof from time to time; and (iii) a report analyzing investments in, and revenue attributable to, the Data Library;

                  (b) as soon as available, but in any event within 120 days after the end of each of Borrower's fiscal years, financial statements of Borrower for each such fiscal year, audited by independent certified public accountants reasonably acceptable to Agent and certified, without any qualifications as to the scope of the audit or as to any other matter (except as to the Borrower's being a going concern), by such accountants to have been prepared in accordance with GAAP, together with a certificate of such accountants addressed to Agent stating that such accountants do not have knowledge of the existence of any Default or Event of Default (or, if in the opinion of such accounting firm, a Default or Event of Default has occurred or is continuing, a statement as to the nature thereof); and


AMENDMENT NO. 7 - PAGE 9


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                  (c) on or before the effective date of the Seventh Amendment to Loan and Security Agreement and on or before each December 15 thereafter, an Approved Budget.

                           Such audited financial statements shall include a
balance sheet, profit and loss statement, and statement of cash flow and, if prepared, such accountants' letter to management. In addition to the financial statements referred to above, Borrower agrees to deliver financial statements prepared on a consolidated basis, and, beginning with the monthly financial statements required to be provided by Borrower for the month ending August 31, 1999, on a consolidating basis, so as to present Borrower and each such related entity separately.

                           Together with the above, Borrower also shall deliver
to Agent Borrower's Form 10-Q Quarterly Reports, Form 10-K Annual Reports, and Form 8-K Current Reports, and any other filings made by Borrower with the Securities and Exchange Commission, if any, as soon as the same are filed, or any other similar financial information that is provided by Borrower to its shareholders, and any other report reasonably requested by Agent relating to the financial condition of Borrower.

                           Each month, together with the financial statements
provided pursuant to Section 6.3(a), Borrower shall deliver to Agent and each Lender a certificate signed by its chief financial officer to the effect that:
(i) all financial statements delivered or caused to be delivered to Agent hereunder have been prepared in accordance with GAAP (except, in the case of unaudited financial statements, for the lack of footnotes and being subject to yearend audit adjustments) and fairly present in all material respects the financial condition of Borrower, (ii) the representations and warranties of Borrower contained in this Agreement and the other Loan Documents are true and correct in all material respects on and as of the date of such certificate, as though made on and as of such date (except to the extent that such representations and warranties relate solely to an earlier date), (iii) for the month for which financial statements are being delivered, a Compliance Certificate demonstrating in reasonable detail whether or not the condition precedent set forth in Section 2.3(h) has been satisfied, and (iv) on the date of delivery of such certificate to Agent there does not exist any condition or event that constitutes a Default or Event of Default (or, in the case of clauses
(i), (ii), (iii) or (iv), to the extent of any non-compliance, describing such non-compliance as to which he or she may have knowledge and what action Borrower has taken, is taking, or proposes to take with respect thereto).

                           Borrower shall have issued written instructions to
its independent certified public accountants authorizing them to communicate with Agent and to release to Agent whatever financial information concerning Borrower that Agent may reasonably request. Borrower hereby irrevocably authorizes and directs all auditors, accountants, or other third parties to deliver to Agent, at Borrower's expense, copies of Borrower's financial statements, papers related thereto, and other accounting records of any nature in their possession, and to disclose to Agent any information they may have regarding Borrower's business affairs and financial conditions."



AMENDMENT NO. 7 - PAGE 10

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                  "6.14 MILLENNIUM COMPLIANT. [Intentionally Left Blank]."

         2.09 AMENDMENT OF SECTION 7.1(j) OF THE LOAN AGREEMENT. Section 7.1(j) of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(j) Additional unsecured Indebtedness of Borrower or any of its Subsidiaries in the aggregate principal amount (for Borrower and all Subsidiaries) not to exceed (i) $1,500,000 at any one time outstanding, if the unsecured Indebtedness is for insurance premiums that are due by Borrower, and (ii) $8,000,000 at any one time outstanding, if the unsecured Indebtedness is for Indebtedness other than insurance premiums."

         2.10 AMENDMENT OF SECTION 7.4 OF THE LOAN AGREEMENT. Section 7.4 of the Loan Agreement is hereby amended by adding the following text after the last sentence of Section 7.4.

                  "The parties acknowledge that this Section 7.4 does not prohibit Dispositions of cash or other assets by the Borrower or Subsidiaries thereof to any Designated Subsidiary or the Borrower that (i) do not violate
Section 7.12 hereof, (ii) do not violate Section 7.13 hereof and (iii) are otherwise permitted by this Agreement."

         2.11 MODIFICATION OF SECTION 7.18 OF THE LOAN AGREEMENT. Section 7.18 of the Loan Agreement is hereby amended and restated in its entirety to read as follows.

                  "7.18 FINANCIAL COVENANT. [Intentionally Left Blank]."

         2.12 AMENDMENT OF SECTION 8 OF THE LOAN AGREEMENT. Proviso (b) in the parenthetical expression in the first sentence of Section 8 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "(b) EALP shall have the right to cure an Event of Default as provided in Section 9.3"

         2.13 AMENDMENT OF SECTION 9.1(g) OF THE LOAN AGREEMENT. The term "Section 9-505" in Section 9.1(g) of the Loan Agreement is hereby replaced by the term "Section 9-620".

         2.14 AMENDMENT OF SECTION 9.3 OF THE LOAN AGREEMENT. Section 9.3 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "9.3 EALP'S RIGHT TO CURE CERTAIN OVERADVANCES.

                  "(a) General. In the case of an Event of Default, EALP shall have the right to cure such Event of Default during the 5-day Standstill Period (as defined in paragraph (b) below) .

                  "(b) Standstill Period. Agent and Lenders agree that, so long as EALP continues to observe and perform the terms and conditions set forth in Section 17.16,


AMENDMENT NO. 7 - PAGE 11

         Agent will temporarily forbear or "standstill" from exercising certain of the Lender Group's rights and remedies for a period (the "5-Day Standstill Period") in order to allow EALP the opportunity to cure, as described in Section 9.3(a). The Standstill Period will begin upon the occurrence of an Event of Default and will terminate on the fifth (5th) Business Day after Agent sends notice to EALP of the occurrence of such Event of Default. During the 5-Day Standstill Period, Agent will "stand still" and temporarily forbear from exercising the rights and remedies set forth in Section 9.1 of this Agreement and the other Loan Documents, except as provided in the next following sentence. The existence of the 5-Day Standstill Period shall not affect exercise of the rights and remedies set forth in clauses (b), (g), and (h) of
         Section 9.1, the first sentence of clause (f) of Section 9.1, or the charging of interest on the Foothill Obligations at the default rate provided for in Section 2.6(c)."

         2.15 AMENDMENT OF SECTION 9.5 OF THE LOAN AGREEMENT. Section 9.5(a),
 (c) and (f) of the Loan Agreement are hereby amended and restated in their entirety to read as follows:

                           "(a) General. Upon (i) the occurrence and during the continuance of an Event of Default, or (ii) receipt by Foothill of not less than five (5) Business Days' written notice, EALP shall have the right (the "Purchase Right") to purchase all, but not less than all, of the Foothill Obligations from Foothill for a price (the "Purchase Price") equal to the amount of the Foothill Obligations, plus the Early Termination Premium (to the extent not already included in the Foothill Obligations) that would have been applicable if Borrower had exercised its rights under Section 3.6 hereof on the Purchase Date (as hereafter defined), except that, with regard to Foothill Obligations constituting Letters of Credit that as of the date of EALP's payment of the Purchase Price (the "Purchase Date") remain outstanding, that portion of the Purchase Price shall be calculated as an amount (the "L/C Payment Amount") equal to 102% of the maximum amount of Foothill's obligations under such Letters of Credit. Any amount paid in respect of undrawn and unreimbursed Letters of Credit outstanding as of the Purchase Date shall be repaid to EALP by Foothill on a dollar-for-dollar basis (without interest) when the outstanding Letters of Credit expire, terminate, or are replaced, after reducing such amount by the amount, if any, drawn by or paid to any beneficiary under such Letters of Credit, and to the extent any L/C Payment Amount remains unpaid to EALP following the expiration, termination or replacement of all outstanding Letters of Credit, such amount shall be repaid to EALP by Foothill. The Purchase Price shall be paid in cash, by wire transfer, in accordance with instructions to be provided by Foothill. In conjunction with EALP's purchase of the Foothill Obligations, each of EALP, Borrower and the Designated Subsidiaries shall deliver to Foothill (i) an acknowledgment of the purchase of the Foothill Obligations by EALP,
         (ii) an acknowledgment and agreement that Foothill's duties and obligations under this Agreement and the other Loan Documents have been purchased by, and transferred and assigned to, EALP, (iii) an acknowledgement and agreement that Foothill has no further duties or obligations under this Agreement and the other Loan Documents, and (iv) a release of Foothill, its officers, directors, employees, and agents from any and all liability, whether past, present, and future, whether as Agent or as a Lender, arising under or in connection with this Agreement and the other Loan Documents; provided, that, in the event the Borrower or any Designated Subsidiary refuses or is unable to deliver any of the foregoing,



AMENDMENT NO. 7 - PAGE 12
         then EALP shall deliver to Foothill, in lieu thereof, an indemnity whereby EALP shall indemnify Foothill from the consequences of not receiving any of the foregoing and from and against any and all claims of Borrower and its Designated Subsidiaries that would have been released by delivery of the foregoing. The acknowledgments, agreement and release (the "Release Agreements") and the indemnity (the "Indemnity") described in the preceding sentence shall be in form and substance reasonably satisfactory to Foothill and its counsel. Upon receipt of the Purchase Price and the Release Agreements or, if applicable, the Indemnity, Foothill will deliver to EALP an assignment of Foothill's rights, titles and interests in and to the Foothill Obligations.

                                      * * *

                           (c) EALP's Rights and Obligations. From and after the date that Foothill and EALP execute and deliver the Assignment and Acceptance and payment of the Purchase Price, (i) EALP shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, shall have the rights and obligations of Foothill under the Loan Documents, and (ii) Foothill shall relinquish its rights and be automatically released from its obligations under this Agreement (and Foothill shall cease to be a party hereto and thereto).

                                      * * *

                           "(f) Standstill Period. Agent and Lenders agree that, so long as EALP continues to observe and perform the terms and conditions set forth in Section 17.16, Agent will temporarily forbear or "standstill" from exercising certain of the Lender Group's rights and remedies for a period (the "Standstill Period") in order to allow EALP to exercise the Purchase Right. The Standstill Period will begin upon the occurrence of an Event of Default and will terminate on the fifteenth (15th) calendar day after Agent sends notice to EALP of the occurrence of such Event of Default. During the Standstill Period, Agent will "stand still" and temporarily forbear from exercising the rights and remedies set forth in Section 9.1 of this Agreement and the other Loan Documents, except as provided in the next following sentence. The existence of the Standstill Period shall not affect exercise of the rights and remedies set forth in clauses (b), (g), and
         (h) of Section 9.1, the first sentence of clause (f) of Section 9.1, or the charging of interest on the Foothill Obligations at the default rate provided for in Section 2.6(c)."

         2.16 AMENDMENT OF SECTION 12 OF THE LOAN AGREEMENT. Section 12 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

 "         12. NOTICES.

                  Unless otherwise provided in this Agreement, all notices or demands by any party relating to this Agreement or any other Loan Document shall be in writing and (except for financial statements and other informational documents which may be sent by first-class mail, postage prepaid) shall be sent by telefacsimile, and may, in addition, be personally delivered or sent by



AMENDMENT NO. 7 - PAGE 13
registered or certified mail (postage prepaid, return receipt requested), or overnight courier, to Borrower, Agent, Foothill or EALP, as the case may be, at its address set forth below:

                  If to Borrower:               GRANT GEOPHYSICAL, INC.
                                                16850 Park Row
                                                Houston, Texas 77084
                                                Attn: William H. Freeman
                                                Fax No.: (281) 398-9996

        with copies to (which shall             AKIN, GUMP, STRAUSS, HAUER & FELD,
        not constitute notice):                   L.L.P.
                                                1900 Pennzoil Place - South Tower
                                                711 Louisiana Street
                                                Houston, TX  77002
                                                Attn:  Myron M. Sheinfeld or Eugene F. Cowell III
                                                Fax No.: (713) 236-0822

                  If to Foothill or Agent:      FOOTHILL CAPITAL CORPORATION
                                                11111 Santa Monica Boulevard
                                                Suite 1500
                                                Los Angeles, California 90025-3333
                                                Attn:  Business Finance Division Manager
                                                Fax No.: (310) 478-9788

                  with copies to:               HUGHES & LUCE, L.L.P.
                                                1717 Main Street, Suite 2800
                                                Dallas, Texas 75201
                                                Attn:  Gary G. Null or James W. Sargent
                                                Fax No.: (214) 939-6100

                  If to EALP:                   ELLIOTT ASSOCIATES, L.P.
                                                712 5th Avenue, 36th Floor
                                                New York, New York 10019
                                                Attn:  Dan Gropper and Robert Haas
                                                Fax No.: (212) 974-2092

         with copies to (which shall
         not constitute notice):                KRAMER LEVIN NAFTALIS & FRANKEL LLP
                                                919 Third Avenue
                                                New York, NY 10022
                                                Attn:  Thomas Moers Mayer
                                                Fax No.: (212) 715-8000

                  The parties hereto may change the address at which they are to receive notices hereunder, by notice in writing in the foregoing manner given to the other. All notices or demands sent in accordance with this Section 12, other than notices by Agent in connection with Sections



AMENDMENT NO. 7 - PAGE 14

9-611, 9-620 or 9-621 of the Code, shall be deemed received on the date of transmission by telefacsimile. Borrower acknowledges and agrees that notices sent by Agent in connection with Sections 9-611, 9-620 or 9-621 of the Code shall be deemed sent when deposited in the mail or personally delivered, or, where permitted by law, transmitted by telefacsimile or other similar method set forth above."

         2.17 AMENDMENT OF SECTION 13 OF THE LOAN AGREEMENT. Section 13 of the Loan Agreement is hereby amended and restated in its entirety to read as follows:

                  "13. CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

                           THE VALIDITY OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (UNLESS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT), THE CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT HEREOF AND THEREOF, AND THE RIGHTS OF THE PARTIES HERETO AND THERETO WITH RESPECT TO ALL MATTERS ARISING HEREUNDER OR THEREUNDER OR RELATED HERETO OR THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE PARTIES AGREE THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE TRIED AND LITIGATED ONLY IN THE STATE AND FEDERAL COURTS LOCATED IN THE CITY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF FOOTHILL, IN ANY OTHER COURT IN WHICH FOOTHILL SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. BORROWER, AGENT AND EACH LENDER WAIVE, TO THE EXTENT PERMITTED UNDER APPLICABLE LAW, ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION 13. BORROWER, AGENT AND EACH LENDER HEREBY WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. BORROWER, AGENT AND EACH LENDER REPRESENTS THAT THEY HAVE REVIEWED THIS WAIVER AND EACH KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT."



AMENDMENT NO. 7 - PAGE 15

         2.18 AMENDMENT OF SECTION 17 OF THE LOAN AGREEMENT. Section 17 of the Loan Agreement is hereby amended by deleting and not replacing the last sentence of Section 17.16(a) and by adding to Section 17 a new paragraph (f) to read in its entirety as follows:

                  "(f) Notwithstanding anything set forth in this Article 17 or anywhere else in this Agreement, the right of EALP to receive proceeds from the foreign accounts receivable previously sold to EALP under the Agreement for Purchase and Assignment of Foreign Accounts Receivable, dated August 3, 2001, as amended, shall not be affected or impaired by reason of any provision of this Agreement."

         2.19 REPLACEMENT OF SCHEDULE C-1, EXHIBIT C-1 AND EXHIBIT 9.5 OF THE LOAN AGREEMENT. Each of Schedule C-1, Exhibit C-1 and Exhibit 9.5 of the Loan Agreement is hereby amended and restated in its entirety to read as set forth in Schedule C-1, Exhibit C-1 and Exhibit 9.5, respectively, to this Amendment, and all references in the Loan Agreement to Schedule C-1, Exhibit C-1 or
 Exhibit 9.5, or any information set forth therein, shall hereinafter be deemed to be references to Schedule C-1, Exhibit C-1 or Exhibit 9.5, as the case may be, as so amended and restated.

         3. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective upon fulfillment of the following conditions, in each case to the satisfaction of Agent and each Lender:

                  (a) a counterpart of this Amendment shall be executed by Borrower and delivered to Agent;

                  (b) a counterpart of this Amendment shall be executed by EALP and delivered to Agent;

                  (c) each of AST, GGC and GGII shall reaffirm its obligations under the Loan Documents to which it is a party, pursuant to an instrument in form and substance satisfactory to Agent;

                  (d) Borrower shall execute and deliver to Agent the "FCC Supplemental Note" in the form attached hereto as Exhibit A;

                  (e) EALP and Foothill shall execute and deliver to Agent a Cash Collateral Account Agreement in the form provided by Foothill;

                  (f) Agent shall have received a Company Certificate, duly executed by Borrower in form and substance satisfactory to Agent, together with certified resolutions of the Board of Directors of Borrower authorizing the transactions contemplated by this Amendment;

                  (g) Borrower shall pay all fees and expenses required to be paid by Borrower pursuant to Section 7.03 of this Amendment; and



AMENDMENT NO. 7 - PAGE 16

                  (h) Borrower shall deliver to each Lender an Approved Budget for the calendar year ending December 31, 2002.

         4. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower hereby represents and warrants to each Lender as follows:

                  (a) the execution, delivery and performance by Borrower of this Amendment have been duly authorized by all necessary corporate action of Borrower and do not and will not require any registration with, consent or approval of, notice to or action by, any Person in order to be effective and enforceable;

                  (b) the execution, delivery and performance by Borrower of this Amendment will not violate the articles of incorporation, bylaws or any other agreement to which Borrower is a party or by which the property of Borrower may be bound;

                  (c) the Loan Agreement, as amended by this Amendment, constitutes the legal, valid and binding obligation of Borrower, enforceable against Borrower in accordance with its terms, without defense, counterclaim or offset;

                  (d) the representations and warranties contained in the Loan Agreement (as amended by this Amendment) and each other Loan Document are true and correct on and as of the date hereof as though made on and as of the date hereof, except to the extent such representations and warranties relate to only a prior specified date;

                  (e) Borrower is in full compliance with all covenants and agreements contained in the Loan Agreement, as amended by this Amendment, and all such covenants and agreements are, and shall remain, in full force and effect; and

                  (f) no Default or Event of Default is continuing as of the date hereof after giving effect to, nor shall any Default or Event of Default occur as a result of, the execution and delivery hereof, or the Borrower's performance of the obligations herein or under the Loan Agreement, as amended hereby.

         5. RATIFICATIONS.

         5.01 AGREEMENT OF DESIGNATED SUBSIDIARIES. The Designated Subsidiaries hereby join in this Amendment for the purpose of consenting to the terms hereof. The Designated Subsidiaries hereby agree that all terms, covenants and provisions of the Loan Agreement and the other Loan Documents are, and shall remain, in full force and effect, including (without limitation) the Designated Subsidiaries' guaranty of the Obligations of Borrower pursuant to the Subsidiary Guaranties, which Subsidiary Guaranties are hereby acknowledged and reaffirmed with respect to all Obligations of Borrower arising pursuant to the Loan Agreement and other Loan Documents, as amended by this Amendment.

         5.02 AGREEMENTS OF EALP. (a) EALP hereby joins in this Amendment for the purpose of consenting to the terms hereof and agreeing to certain amendments of the EALP Guaranty. EALP hereby agrees, that all terms, covenants and provisions of the Loan Agreement



AMENDMENT NO. 7 - PAGE 17
and the other Loan Documents are, and shall remain, in full force and effect, including (without limitation) the subordination provisions set forth at Section
17.16 of the Loan Agreement, as amended by this Amendment, and EALP's guaranty of the Obligations of Borrower (other than the EALP Term Loan) pursuant to the EALP Guaranty, which EALP Guaranty is hereby acknowledged and reaffirmed with respect to all Obligations of Borrower (other than the EALP Term Loan) arising pursuant to the Loan Agreement and the other Loan Documents, as amended and increased by this Amendment.

                  (b) Notwithstanding the provisions set forth in Section 5 of the EALP Guaranty, EALP hereby waives and disclaims any right of subrogation EALP has or may have as against Borrower with respect to the Guaranteed Obligations (as defined in the EALP Guaranty) and EALP, Agent and Foothill hereby agree that Section 19 of the EALP Guaranty is hereby amended and restated in its entirety to read as follows:

                           "19. CHOICE OF LAW AND VENUE. THE VALIDITY OF THIS GUARANTY, ITS CONSTRUCTION, INTERPRETATION, AND ENFORCEMENT, AND THE RIGHTS OF GUARANTOR AND AGENT, SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK. GUARANTOR HEREBY AGREES THAT ALL ACTIONS OR PROCEEDINGS ARISING IN CONNECTION WITH THIS GUARANTY SHALL BE TRIED AND DETERMINED ONLY IN THE COUNTY OF NEW YORK, STATE OF NEW YORK OR, AT THE SOLE OPTION OF AGENT, IN ANY OTHER COURT IN WHICH AGENT SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY. GUARANTOR HEREBY EXPRESSLY WAIVES ANY RIGHT IT MAY HAVE TO ASSERT THE DOCTRINE OF FORUM NON CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN ACCORDANCE WITH THIS SECTION."

         6. CONSENT TO LIEN AND AMENDMENT OF SUBORDINATION AGREEMENT. Notwithstanding anything to the contrary contained in Section 7.2 of the Loan Agreement or in any other provision of the Loan Agreement, Foothill hereby consents to (i) the sale by Grant Geophysical (Int'l) Inc., a Texas corporation ("GGII"), to EALP pursuant to that certain Agreement for Purchase and Assignment of Foreign Accounts Receivable, dated as of August 3, 2001, as amended to the date hereof, between GGII and EALP (the "Foreign Receivables Agreement") of the accounts described on Exhibit B attached hereto and made a part hereof (the "Foreign Accounts") for the purchase price set forth in Section 4 of the Foreign Receivables Agreement, (ii) the grant of a first priority perfected Lien on the Foreign Accounts and on all books and records pertaining thereto, for the benefit of EALP to secure obligations relating to the sale of the Foreign Accounts to EALP and all other obligations of GGII under the Foreign Receivables Agreement and (iii) the grant by GGII and each of its Designated Affiliates (as defined in the Foreign Receivables Agreement) of a security interest in and Lien on all currently existing and hereafter acquired or arising Collateral (as set forth on Exhibit A to Amendment No. Five to Agreement for Purchase and Assignment of Foreign Accounts Receivable, dated as May



AMENDMENT NO. 7 - PAGE 18

24, 2002, among EALP, GGII and the Designated Affiliates (as such term is defined therein)) in order to secure the prompt payment and performance by GGII and such Designated Affiliates of their obligations under the Foreign Receivables Agreement. Foothill and EALP hereby amend that certain Subordination Agreement, dated as of March 21, 2002, between Foothill and EALP, to change the definition of EALP Lien therein so that hereafter "EALP Lien" shall mean the security interests granted by GGII and certain of its Affiliates in the Collateral subject to the Loan Agreement to secure the obligations of GGII and such Affiliates to EALP pursuant to the Foreign Receivables Agreement.

         7. MISCELLANEOUS.

         7.01 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made herein and in the Loan Agreement shall survive the execution and delivery of this Amendment, and no investigation by any Lender or any closing shall affect the representations and warranties or the right of any Lender to rely upon them.

         7.02 REFERENCE TO LOAN AGREEMENT. The Loan Agreement, as amended hereby, and all other Loan Documents, whether now or hereafter executed and delivered, are hereby amended so that any reference to the Loan Agreement shall mean a reference to the Loan Agreement, as amended by this Amendment.

         7.03 EXPENSES OF AGENT AND LENDERS. As provided in the Loan Agreement, Borrower agrees to pay on demand all costs and expenses incurred by Agent and each Lender in connection with the preparation, negotiation and execution of this Amendment, including, without limitation, the reasonable costs and fees of Agent's and each Lender's legal counsel, and all costs and expenses incurred by Agent and the Lenders in connection with the enforcement or preservation of any rights under the Loan Agreement, as amended hereby, or any other Loan Document.

         7.04 SEVERABILITY. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         7.05 SUCCESSORS AND ASSIGNS. This Amendment is binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns, except Borrower may not assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

         7.06 COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.

         7.07 FACSIMILE TRANSMISSION OF SIGNATURES. Any party to this Amendment may indicate its intention to be bound by its execution and delivery of this Amendment by its signature to the signature page hereof and the delivery of the signature page hereof, to the other



AMENDMENT NO. 7 - PAGE 19
party or its representatives by facsimile transmission or telecopy. The delivery of a party's signature on the signature page by facsimile transmission or telecopy shall have the same force and effect as if such party signed and delivered this Amendment in person.

         7.08 HEADINGS. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         7.09 APPLICABLE LAW. THIS AMENDMENT AND ALL OTHER LOAN DOCUMENTS EXECUTED PURSUANT HERETO SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

         7.10 FINAL AGREEMENT. THE LOAN AGREEMENT, AS AMENDED HEREBY, AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE LOAN AGREEMENT, AS AMENDED HEREBY, MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY BORROWER, THE AGENT AND THE LENDERS.

         7.11 RELEASE. BORROWER HEREBY ACKNOWLEDGES THAT IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED TO REDUCE, IMPAIR OR ELIMINATE ALL OR ANY PART OF ITS LIABILITY TO REPAY THE OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT) OR TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM AGENT OR ANY LENDER. BORROWER HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES AGENT AND EACH LENDER, THE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS OF EACH, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH THE BORROWER MAY NOW OR HEREAFTER HAVE AGAINST AGENT OR SUCH LENDER, THE PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, OF EACH, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING FROM ANY OBLIGATIONS (AS DEFINED IN THE LOAN AGREEMENT), INCLUDING, WITHOUT LIMITATION, ANY CONTRACTING FOR, CHARGING, TAKING, RESERVING, COLLECTING OR RECEIVING



AMENDMENT NO. 7 - PAGE 20

INTEREST IN EXCESS OF THE MAXIMUM RATE, THE EXERCISE OF ANY RIGHTS AND REMEDIES UNDER THE LOAN AGREEMENT OR ANY AGREEMENT, DOCUMENT OR INSTRUMENT ENTERED INTO IN CONNECTION THEREWITH.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]



AMENDMENT NO. 7 - PAGE 21

         IN WITNESS HEREOF, this Amendment has been executed and delivered as of the date first set forth above.

                                            GRANT GEOPHYSICAL, INC.,
                                            a Delaware corporation


                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:  President & CEO
                                                  ------------------------------


                                            FOOTHILL CAPITAL CORPORATION,
                                            a California corporation, as Agent
                                            and as a Lender


                                            By: /s/ VICTOR BARWIG
                                                --------------------------------
                                            Name:   Victor Barwig
                                                  ------------------------------
                                            Title:  Sr. Vice President
                                                  ------------------------------


                                            Elliott Associates, L.P.
                                            By: Elliott Capital Advisors, L.P.,
                                                as general partner
                                            By: Braxton Associates, Inc.,
                                                as general partner


                                            By: /s/ ELLIOT GREENBERG
                                                --------------------------------
                                            Name:   Elliot Greenberg
                                                  ------------------------------
                                            Title:  Vice President
                                                  ------------------------------


                                            ADVANCED SEISMIC TECHNOLOGY, INC.,
                                            a Texas corporation


                                            By:  /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:    Richard F. Miles
                                                  ------------------------------
                                            Title:   President & CEO
                                                  ------------------------------



AMENDMENT NO. 7 - PAGE 22

                                            GRANT GEOPHYSICAL DO BRASIL LTDA.,
                                            a corporation organized under the
                                            laws of the Republic of Brazil,
                                            South America


                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:
                                                  ------------------------------

                                            GRANT GEOPHYSICAL CORP.,
                                            a Texas corporation

                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:  President & CEO
                                                  ------------------------------

                                            GRANT GEOPHYSICAL (INT'L) INC.,
                                            a Texas corporation


                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:  President & CEO
                                                  ------------------------------


                                            PT. GRANT GEOPHYSICAL INDONESIA, a
                                            corporation organized under the laws
                                            of the Republic of Indonesia


                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



AMENDMENT NO. 7 - PAGE 23

                                            SOLID STATE GEOPHYSICAL INC., a
                                            corporation organized under the laws
                                            of the Province of Alberta, Canada


                                            By: /s/ RICHARD F. MILES
                                                --------------------------------
                                            Name:   Richard F. Miles
                                                  ------------------------------
                                            Title:
                                                  ------------------------------



AMENDMENT NO. 7 - PAGE 24

                                  Schedule C-1
                                       To
                           Loan and Security Agreement

         Commitments on Effective Date of Seventh Amendment to Loan and
                               Security Agreement

                                                                                             Percent of
Lender                                  Facility                          Amount             Facility           Pro Rata Share
------                                  --------                          ------             --------           --------------
Foothill Capital Corporation            Revolving Facility               $8,000,000           100%              20.0000%

Foothill Capital Corporation            FCC Term Loan                    $8,000,000           100%              20.0000%

Elliott Associates, L.P.                EALP Term Loan                   $7,500,000           100%              18.7500%

Foothill Capital Corporation            FCC Supplemental Loan           $16,500,000           100%              41.2500%
                                                                        ___________                              _____
Total                                                                   $40,000,000                              100%



Schedule C-1 - Page 1

                                    EXHIBIT A

                    (Form of FCC Supplemental Note Attached)

                                                                  EXECUTION COPY

                             SECURED PROMISSORY NOTE

$16,500,000.00                                                      May 24, 2002

      FOR VALUE RECEIVED, GRANT GEOPHYSICAL, INC., a Delaware corporation ("Borrower"), promises to pay to the order of FOOTHILL CAPITAL CORPORATION, a California corporation ("Foothill"), at its offices at 11111 Santa Monica Boulevard, Suite 1500, Los Angeles, California 90025-3333, or at such other place or places as Foothill may from time to time designate in writing, the principal sum of Sixteen Million Five Hundred Thousand and No/100 Dollars ($16,500,000.00), or so much thereof as shall have been advanced and remain outstanding hereunder, plus interest in the manner and upon the terms and conditions set forth below and in the Loan Agreement referred to below. This Secured Promissory Note (this "Note") is made pursuant to that certain Loan and Security Agreement (as amended, the "Loan Agreement"), dated as of May 11, 1999, among Borrower, the lending entities from time to time party thereto (together with their respective successors and assigns, the "Lenders"), and Foothill, as agent for the Lenders (the "Agent"), as amended from time to time, the provisions of which are incorporated herein by this reference, and evidences the FCC Supplemental Loan, as defined and described in the Loan Agreement. Capitalized terms herein, unless otherwise noted, shall have the meaning set forth in the Loan Agreement.

1.0 ADVANCES, SCHEDULE OF PAYMENTS; RATE AND PAYMENT OF INTEREST; PREPAYMENT.

      1.1 The principal amount of this Note may be advanced to Borrower in one or more advances (each, an "Advance") by Foothill, each Advance to be in an amount of not less than Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00) and a multiple of $250,000, and in accordance with the terms and provisions of the Loan Agreement. Amounts borrowed hereunder may be repaid and, subject to the terms and conditions of the Loan Agreement, re-borrowed at any time during the term hereof.

      1.2 Except to the extent this Note may become due and payable earlier in accordance with the Loan Agreement, this Note shall be due and payable as follows: accrued interest on the unpaid principal balance of this Note from time to time remaining unpaid, shall be due and payable, in arrears, on the first day of each calendar month during the term hereof, and the unpaid principal balance of this Note, together with accrued interest on the principal balance remaining unpaid, shall be due and payable on May 11, 2005.

      1.3 Prepayment may be made under this Note in whole or in part, subject to the provisions of Section 2.3A(g) of the Loan Agreement. Notwithstanding anything herein to the contrary, in the event that the Loan Agreement is terminated by Borrower, by Foothill or by any other person at any time, then the entire unpaid principal balance of this Note, together with all accrued and unpaid interest hereon, shall become immediately due and payable in full on the effective date of such termination, without presentment, notice or demand of any kind.




SECURED PROMISSORY NOTE - Page 1

      1.4 Interest on the unpaid principal balance of this Note shall be computed for each day on the basis of a 360-day year for the actual number of days elapsed, and shall be at the Deposit Rate (as hereinafter defined) for such day; provided, however, upon the occurrence and during the continuance of an Event of Default (as hereinafter defined), interest shall accrue on the outstanding principal balance of this Note at a default rate (the "Default Rate") of five and one-half (5- 1/2) percentage points above the Deposit Rate and shall be payable on demand.

      1.5 (a) "Deposit Rate" means, for any day, (i) the rate of interest per annum (over a year of 360 days) payable on such day on the sums on deposit by EALP with Foothill securing payment of the Advances hereunder as specified in paragraph 2 of that certain Cash Collateral Account Letter Agreement, dated as of the date hereof, as amended from time to time, among Foothill, EALP and Borrower with respect to the related cash collateral account pursuant to which such sums are on deposit, or (ii) from and after the day that this Note is transferred to EALP pursuant to Section 9.5 of the Loan Agreement, the rate of interest per annum (over a year of 360 days) that would have been payable in accordance with such Cash Collateral Account Letter Agreement on a sum equal to the unpaid balance hereof on such day whether or not such sum is actually on deposit with Foothill.

            (b) The Deposit Rate is not necessarily the lowest rate charged by Foothill. The applicable rate of interest assessed hereunder will be increased or decreased from time to time hereafter in an amount equal to any increase or decrease hereafter in the Deposit Rate. A change in the Deposit Rate shall be effective automatically and immediately on the occurrence of such change.

      1.6 Foothill shall record on its books the principal amount of each Advance hereunder, from time to time. In addition, Foothill is authorized, at its option, to note the date and amount of each payment or prepayment of principal hereof in its books and records, including computer records, such books and records constituting rebuttably presumptive evidence, absent manifest error, of the accuracy of the information contained therein.

2.0 EVENTS OF DEFAULTS; REMEDIES.

      2.1 The occurrence of an Event of Default under the Loan Agreement shall constitute a default by Borrower under this Note (hereinafter an "Event of Default").

      2.2 Upon the occurrence of any Event of Default hereunder, the Lenders and the Agent shall have all rights and remedies as may be provided under the Loan Agreement and applicable law.

3.0 GENERAL PROVISIONS.

      3.1 Borrower warrants and represents to the Agent and the Lenders that Borrower has used and will continue to use the loans and advances represented by this Note solely for proper business purposes, and consistent with all applicable laws and statutes.

      3.2 This Note is secured by the Collateral described in the Loan
Agreement.



SECURED PROMISSORY NOTE - Page 2

      3.3 Borrower waives presentment, demand and protest, notice of protest, notice of presentment, notice of intention to accelerate, notice of acceleration, and all other notices and demands in connection with the enforcement of the Lenders', Foothill's or the Agent's rights hereunder or under the Loan Agreement, except as specifically provided and called for by this Note or the Loan Agreement, and hereby consents to, and waives notice of, the release, addition, or substitution, with or without consideration, of any collateral or of any person liable for payment of this Note or any other Obligation. Any failure of the Lenders or the Agent to exercise any right available hereunder, under the Loan Agreement or otherwise shall not be construed as a waiver of the right to exercise the same or as a waiver of any other right at any other time.

      3.4 If this Note is not paid when due or upon the occurrence of an Event of Default, Borrower further promises to pay all costs of collection, foreclosure fees, attorneys' fees and expert witness fees incurred by the Lenders or the Agent, whether or not suit is filed hereon, and the fees, costs and expenses as provided in the Loan Agreement.

      3.5 It is the intent of the parties to comply with applicable usury laws (the "Applicable Usury Law"). Accordingly, it is agreed that notwithstanding any provisions to the contrary in this Note, or in any of the documents securing payment hereof or otherwise relating hereto, in no event shall this Note or such documents require the payment or permit the collection of interest in excess of the maximum rate permitted by the Applicable Usury Law ("Maximum Interest Rate"), and in any such event (1) the provisions of this paragraph shall govern and control, (2) neither Borrower nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the Maximum Interest Rate,
(3) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal amount hereof or refunded to Borrower, at Foothill's option, and (4) the effective rate of interest shall be automatically reduced to the Maximum Interest Rate. It is further agreed, without limiting the generality of the foregoing, that to the extent permitted by the Applicable Usury Law: (x) all calculations of interest which are made for the purpose of determining whether such rate would exceed the Maximum Interest Rate shall be made by amortizing, prorating, allocating and spreading during the period of the full stated term of the loan evidenced hereby, all interest at any time contracted for, charged or received from Borrower or otherwise in connection with such loan; and (y) in the event that the effective rate of interest on the loan should at any time exceed the Maximum Interest Rate, such excess interest that would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law shall be paid to Foothill from time to time, if and when the effective interest rate on the loan otherwise fall below the Maximum Interest Rate, until the entire amount of interest which would otherwise have been collected had there been no ceiling imposed by the Applicable Usury Law has been paid in full. Borrower further agrees that should the Maximum Interest Rate be increased at any time hereafter because of a change in the Applicable Usury Law, then to the extent not prohibited by the Applicable Usury Law, such increases shall apply to all indebtedness evidenced hereby regardless of when incurred; but, again to the extent not prohibited by the Applicable Usury Law, should the Maximum Interest Rate be decreased because of a change in the Applicable Usury Law, such decreases shall not apply to the indebtedness evidenced hereby regardless of when incurred.



SECURED PROMISSORY NOTE - Page 3

      3.6 Subject to the applicable provisions of the Loan Agreement, Foothill may at any time transfer this Note and Foothill's rights in any or all collateral securing this Note, and Foothill thereafter shall be relieved from all liability with respect to such collateral arising after the date of such transfer.

      3.7 This Note shall be binding upon Borrower and its legal representatives, successors and assigns. Wherever possible, each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of the Note shall be prohibited by or invalid under such law, such provision shall be severable, and be ineffective to the extent of such prohibition or invalidity, without invalidating the remaining provision of this Note.

      THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AS OPPOSED TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF NEW YORK, AS THE SAME MAY FROM TIME TO TIME BE IN EFFECT, INCLUDING, WITHOUT LIMITATION, THE UNIFORM COMMERCIAL CODE AS ADOPTED IN THE STATE OF NEW YORK. BORROWER HEREBY (i) IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY STATE OR FEDERAL COURT LOCATED IN NEW YORK COUNTY, NEW YORK, OVER ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO THIS NOTE;
(ii) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT BORROWER MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING; (iii) AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST FOOTHILL OR ANY OF FOOTHILL'S DIRECTORS, OFFICERS, EMPLOYEES, AGENTS OR PROPERTY, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THIS NOTE IN ANY COURT OTHER THAN ONE LOCATED IN NEW YORK COUNTY, NEW YORK; AND (iv) IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION ARISING UNDER OR IN CONNECTION WITH THIS NOTE. NOTHING IN THIS PARAGRAPH SHALL AFFECT OR IMPAIR FOOTHILL'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW OR FOOTHILL'S RIGHT TO BRING ANY ACTION OR PROCEEDING AGAINST BORROWER OR BORROWER'S PROPERTY IN THE COURTS OF ANY OTHER JURISDICTION.



SECURED PROMISSORY NOTE - Page 4

                                        GRANT GEOPHYSICAL, INC.,
                                        a Delaware corporation


                                        By:    /s/ RICHARD F. MILES
                                            -------------------------------
                                            Name:  Richard F. Miles
                                            Title: President & CEO

                                        "Borrower"

                                        Federal Taxpayer Identification
                                        Number:  76-0548468

                                        Address:
                                        16850 Park Row
                                        Houston, Texas  77084





SECURED PROMISSORY NOTE - Page 5